Healthtrust, Inc. - The Hospital Company

Exhibit 11 - Statement RE:  Computation of Per Share Earnings
Three Years Ended August 31, 1994
(Dollars in Thousands, except per share data)





                                                              Year Ended August 31
                                                         1994           1993         1992
Primary:

  Average shares outstanding                          84,344,108   81,209,686   74,968,388
  Net effect of dilutive warrants                      2,123,265    2,112,334    1,742,167
  Net effect of dilutive stock options                   976,692      218,795       58,926
  Total weighted average common shares                87,444,065   83,540,815   76,769,481

  Net income before extraordinary charges            $   173,196  $   135,191  $    68,660
  Extraordinary charges                                        -       13,633      136,352
  Net income (loss)                                  $   173,196  $   121,558  $   (67,692)

  Net income per share
     before extraordinary charges                    $      1.98  $      1.62  $      0.90
  Extraordinary charges                                        -         0.16         1.78
  Net income (loss) per common share                 $      1.98  $      1.46  $     (0.88)

Fully Diluted:

  Average shares outstanding                          84,344,108   81,209,686   74,968,388
  Net effect of dilutive warrants                      2,165,914    2,296,859    1,742,167
  Net effect of dilutive stock options                 1,175,219      466,804       62,720
  Total weighted average common shares                87,685,241   83,973,349   76,773,275

  Net income before extraordinary charges            $   173,196  $   135,191  $    68,660
  Extraordinary charges                                        -       13,633      136,352
  Net income (loss)                                  $   173,196  $   121,558  $   (67,692)

  Net income per share
     before extraordinary charges                    $      1.98  $      1.61  $      0.90
  Extraordinary charges                                        -         0.16         1.78
  Net income (loss) per common share                 $      1.98  $      1.45  $     (0.88)